UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 22, 2008

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Effective January 23, 2008 the Company and Chief Executive Officer, Robert B. Sturges entered into the “Second Amendment to Employment Agreement” of Mr. Sturges (the “Agreement”) which provides as follows:

1.
The term of the Agreement was extended to January 23, 2011. The Agreement may be terminated by either party upon 90 days prior written notice. If Mr. Sturges is terminated without cause, he shall receive 12 months salary paid in monthly installments;

2.
In the event Mr. Sturges desires for the Company to relocate its headquarters to Miami, Florida he shall deliver written notice to the Board of Directors no later than December 31, 2008. In the event the Board does not approve such relocation, Mr. Sturges may terminate the Agreement and receive six months salary, paid in monthly installments;

3.	Mr. Sturges’ base salary shall be $400,000 per year plus a yearly bonus of up to 50% of his base salary based upon goals to be established;

4.	Mr. Sturges was granted new stock options for the purchase of 100,000 shares of Company stock with an exercise price of $1.20 per share;

5.
Mr. Sturges shall continue to receive, for the duration of the term of the Agreement, benefits including a housing allowance and flight reimbursement as set forth in his original employment agreement. He may also, at his discretion, work from his home in Miami, Florida on Monday’s of each week.

For a complete description of Mr. Sturges’ employment agreement reference is made to his original agreement dated November 27, 2006, as amended on August 30, 2007, October 30, 2007 and January 23, 2008

Item 8.01. Other events.

At a special meeting of shareholders of Nevada Gold & Casinos, Inc. (the “Company”), held on January 22, 2008 in Houston, Texas, shareholders approved the sale of the Company's 43% membership interest in the Isle of Capri-Black Hawk LLC to a subsidiary Isle of Capri Casinos, Inc. (“Isle of Capri”). Isle of Capri currently owns the remaining 57% interest. Under the terms of the agreement, the Company will receive $64.6 million. The transaction is expected to close within five days of shareholders approval.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits. The following exhibits are furnished as part of this current  Report on Form 8-K:
10.1 Second Amendment to Employment Agreement between Nevada Gold & Casinos, Inc. and Robert B. Sturges dated January 23, 2008
99.1 Press Release dated January 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: January 24, 2008	By:	/s/ Ernest E. East
Ernest E. East
Senior Vice President

  INDEX TO EXHIBITS

Item	Exhibit
10.1	Second Amendment to Employment Agreement between Nevada Gold & Casinos, Inc. and Robert B. Sturges dated January 23, 2008
99.1	Press Release dated January 22, 2008